Exhibit 8.1

March 23, 2004

[King & Spalding LLP Letterhead]

Paladin Realty Income Properties, Inc.

10990 Wilshire Boulevard

Suite 500

Los Angeles, California 90024

Re: Tax Status of Paladin Realty Income Properties, Inc.

Ladies and Gentlemen:

We have acted as counsel to Paladin Realty Income Properties I, Inc., a Maryland corporation (the “Company”), in connection with its offering of shares of common stock (the “Common Stock”) as described in the Registration Statement on Form S-11, Registration No. 333-            , dated March 19, 2004 (the “Registration Statement”). You have requested the opinion of King & Spalding LLP regarding the discussion in the prospectus forming a part of the Registration Statement (the “Prospectus”) under the heading “Federal Income Tax Considerations.”

All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Registration Statement.

INFORMATION RELIED ON

In rendering our opinion, we have examined such documents as we have deemed appropriate including, without limitation (1) the Registration Statement (including exhibits thereto); (2) the Company’s Articles of Incorporation and Bylaws; (3) the Limited Partnership Agreement of Paladin Realty Income Properties, L.P. (the “Operating Partnership”); and (4) the Advisory Agreement, made between the Operating Partnership, the Company and Paladin Realty Advisors, LLC. Collectively, the documents we have examined are referred to herein as the “Transaction Documents.” In addition, we have made such other factual and legal inquiries as we have considered necessary or appropriate.

In our review, we have assumed, with your permission, that (i) all of the factual representations and statements set forth in the Transaction Documents are, and will remain, true and correct, (ii) all Transaction Documents will be executed in the form provided to us, (iii) any representations made in the Transaction Documents “to the knowledge of,” or based on the belief of, the Company or the Operating Partnership or similarly qualified are accurate and complete, in each case without such qualification, and (iv) all of the obligations imposed by any such Transaction Documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company and the Operating Partnership each will be operated in the manner described in the relevant Transaction Documents. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

OPINION

Based upon our analysis of the pertinent authorities as they apply to the information relied upon, and subject to the foregoing and the discussion below, we are of the opinion that the statements contained in the Registration Statement under the caption “Federal Income Tax Considerations” fairly summarize the United States federal income tax considerations that are likely to be material to a holder of the Company’s Common Stock.

Paladin Realty Income Properties, Inc.

March 23, 2004

The opinion expressed herein is based upon existing statutory, regulatory, judicial and administrative authority in effect as of the date of this letter, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the Transaction Documents. Our opinion cannot be relied upon if any of the facts contained in such Transaction Documents is, or later becomes, inaccurate or if any of the assumed facts set out herein is, or later becomes, inaccurate. Finally, our opinion is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the sale of Company Common Stock.

This opinion is rendered to you solely for your benefit in connection with the offering of the Common Stock and may not be relied upon by any other person without our prior written consent.

CONSENT

We consent to the filing of this opinion as exhibit 8.1 to the Registration Statement and to the reference to us under the captions “Federal Income Tax Considerations” and “Legal Matters” in the Prospectus that is included in this Registration Statement.

Sincerely,

/s/    KING & SPALDING LLP